Exhibit (a)(4)

The instructions accompanying this Letter of Transmittal should be read carefully before this Letter of Transmittal is completed. Equity Financial Trust Company, your broker or other financial advisor can assist you in completing this Letter of Transmittal.

LETTER OF TRANSMITTAL

WITH RESPECT TO THE COMMON SHARES OF

This Letter of Transmittal is important and requires your immediate attention. This Letter of Transmittal must be completed and submitted by all registered holders (“Registered Shareholders”) of common shares (the “SRLC Shares”) of Sprott Resource Lending Corp. (“SRLC”) holding physical share certificates. Such Registered Shareholders must forward a properly completed and signed Letter of Transmittal and certificate(s) representing their SRLC Shares and all other required documents to Equity Financial Trust Company (the “Depositary”).

A detailed description of the transaction described in this Letter of Transmittal is contained in the Notice of Annual and Special Meeting of Shareholders and Management Proxy Circular of SRLC dated May 24, 2013 (the “Circular”) mailed to holders of SRLC Shares (the “Shareholders”) with this Letter of Transmittal in connection with the annual and special meeting of Shareholders to be held on June 25, 2013 (the “Meeting”). You are strongly encouraged to read the Circular before completing this Letter of Transmittal. You may obtain an additional copy of the Circular under the profile of SRLC at www.sedar.com. Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Circular.

This Letter of Transmittal is for use by Registered Shareholders in connection with the Arrangement involving SRLC and Sprott Inc. (“Sprott”) that is to be submitted for approval by Shareholders at the Meeting.

The instructions accompanying this Letter of Transmittal should be read carefully before completing this Letter of Transmittal. The Depositary (see the back of this Letter of Transmittal for address and telephone number) or your broker or other financial advisor will be able to assist you in completing this Letter of Transmittal.

The Arrangement is currently expected to close on or around July 2, 2013 (the “Effective Date”). Prior to the Effective Date, the Arrangement will take place, such that each Shareholder (other than Dissenting Shareholders and Sprott) will be entitled to receive, in exchange for every one SRLC Share, (a) 0.5 of a common share of Sprott (each such whole share a “Sprott Share”)(the “Share Consideration”) and (b) C$0.15 in cash (the “Cash Consideration”, and together with the Share Consideration, the “Consideration”), pursuant to the Arrangement.

Please note that no fractional Sprott Shares will be issued to Shareholders otherwise entitled to them. Instead, any fractions resulting will be rounded down to the nearest whole number for fractions of less than 0.5 of a Sprott Share and rounded up for fractions of 0.5 or more of a Sprott Share.

In order for Registered Shareholders to receive the Consideration, Registered Shareholders are required to deposit the certificates representing the SRLC Shares held by them with the Depositary. This Letter of Transmittal, properly completed and duly executed, together with all other required documents, must accompany all certificates for SRLC Shares deposited for the

Consideration (the “Deposited SRLC Shares”) pursuant to the Arrangement. If you are a U.S. Person (as defined in Instruction 9, “Important Tax Information for U.S. Shareholders”), you must also complete the Substitute Form W-9 set forth on page 9 (see Instruction 9, “Important Tax Information for U.S. Shareholders”).

Shareholders whose SRLC Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for instructions and assistance in delivering those SRLC Shares.

PLEASE READ THE CIRCULAR AND THE INSTRUCTIONS SET OUT BELOW CAREFULLY BEFORE COMPLETING THIS LETTER OF TRANSMITTAL. Delivery of this Letter of Transmittal to an address other than as set forth herein will not constitute a valid delivery. If SRLC Shares are registered in different names, a separate Letter of Transmittal must be submitted for each different registered owner.

Please note that the delivery of this Letter of Transmittal, together with your SRLC Share certificate(s), does not constitute a vote in favor of the Arrangement.

To exercise your right to vote at the Meeting you must attend the Meeting in person or complete and return the form of proxy that accompanied the Circular to SRLC’s transfer agent and registrar, Computershare Investor Services Inc. (the “Transfer Agent”), by mail at 100 University Avenue, 9th Floor, Toronto, Ontario, M5J 2Y1, or by facsimile at 1-866-249-7775, not later than 10:00 a.m. (Toronto time) on June 21, 2013 or not later than 48 hours (other than a Saturday, Sunday or holiday) immediately preceding the date of the Meeting (as it may be adjourned or postponed from time to time).

DIRECTION

TO:	SPROTT RESOURCE LENDING CORP.
AND TO:	SPROTT INC.
AND TO:	EQUITY FINANCIAL TRUST COMPANY at the office set out herein

In connection with, and subject to the terms and conditions of, the Arrangement being considered for approval at the Meeting, the undersigned hereby deposits with the Depositary the enclosed certificate(s) representing Deposited SRLC Shares, details of which are as follows:

Certificate Number(s)	Name(s) in which Registered	Number of SRLC Shares Represented by Certificate

TOTAL

(Please print or type. If space is insufficient, please attach a list to this Letter of Transmittal in the above form.)

The undersigned hereby transmits herewith the certificate(s) described above for transfer upon the Arrangement becoming effective.

REPRESENTATIONS AND WARRANTIES

The undersigned hereby represents and warrants that:

•

the undersigned is the registered owner of the Deposited SRLC Shares and has full power and authority to deposit, sell, assign and transfer such Deposited SRLC Shares and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Deposited SRLC Shares, or any interest therein, to any other person;

•

the undersigned, or the person on whose behalf the Deposited SRLC Shares are being deposited, has good title to and is the beneficial owner of the Deposited SRLC Shares, free and clear of all liens, restrictions, charges, encumbrances, claims and rights of others;

•

the undersigned has the full power and authority to execute and deliver this Letter of Transmittal and all information inserted into this Letter of Transmittal by the undersigned is complete and accurate;

•	the delivery of SRLC Shares by the undersigned under this Letter of Transmittal does not violate any laws applicable to the undersigned; and

•

unless the undersigned shall have revoked this Letter of Transmittal by notice in writing given to the Depositary prior to the Effective Date, the undersigned will not, prior to such time, transfer or permit to be transferred any of its SRLC Shares.

The above-listed share certificates are hereby surrendered in exchange for certificates representing Sprott Shares on the basis of 0.5 of a Sprott Share and C$0.15 in cash for every one existing SRLC Share. No fractional Sprott Shares shall be issued.

Shareholders who do not deliver their certificates representing SRLC Shares and all other documents required by the Depositary on or before the sixth anniversary of the Effective Date shall lose their right to receive the Consideration for their SRLC Shares and will not be paid any cash or other compensation.

The undersigned hereby covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the deposit of the Deposited SRLC Shares.

The undersigned revokes any and all authority, other than as granted in this Letter of Transmittal, whether as agent, attorney-in-fact, attorney, proxy or otherwise, previously conferred or agreed to be conferred by the undersigned at any time with respect to the SRLC Shares being transmitted. No subsequent authority, whether as agent, attorney-in-fact, attorney, proxy or otherwise, will be granted with respect to the transmitted SRLC Shares.

If the Arrangement is not completed or proceeded with, the enclosed certificate(s) in respect of the Deposited SRLC Shares and all other ancillary documents will be returned forthwith to the undersigned at the address set out below or, if no instructions are given, to the address if any, of the undersigned as appears on the share register maintained by the Transfer Agent.

Each authority conferred or agreed to be conferred by the undersigned in this Letter of Transmittal shall survive the death or incapacity of the undersigned and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

By reason of the use by the undersigned of an English language Letter of Transmittal, the undersigned and each of you shall be deemed to have required that any contract in connection with the delivery of the Sprott Shares pursuant to the Arrangement through this Letter of Transmittal, as well as all documents related thereto, be drawn exclusively in the English language. En raison de l’utilisation d’une lettre d’envoi en langue anglaise par le soussigné, le soussigné et les destinataires sont présumés avoir requis que tout contrat attesté par ceci et son acceptation au moyen de la présente letter d’envoi, de même que tous les documents qui s’y rapportent, soient rédigés exclusivement en langue anglaise.

BOX A PAYMENT AND DELIVERY INSTRUCTIONS ☐ Issue Sprott Shares and cheque in the name of: (please print or type)

BOX B

SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the Consideration to which the undersigned is entitled under the Arrangement is to be sent to someone other than the person shown in Box A or to an address other than the address shown on Box A

(Name)	☐ Same address as Box A; or

(Street Address and Number)

(City and Province or State)	(Name)

(Country and Postal (Zip) Code)	(Street Address and Number)

(Telephone – Business Hours)	(City and Province or State)

(Social Insurance, Social Security Number or Tax Identification Number)	(Country and Postal (Zip) Code)

BOX C – SPECIAL PICK-UP INSTRUCTIONS

☐	Hold for pick-up at the office of the Depositary where SRLC Shares were deposited

BOX D – CURRENCY OF PAYMENT

(see Instruction 8(g))

☐	I wish to receive payment of the Cash Consideration in U.S. dollars as described under “Arrangement Resolution Matters—Procedure for Exchange of SRLC Shares – Registered Shareholders” in the Circular.

A Registered Shareholder who does not check the box above will receive payment of the Cash Consideration in Canadian dollars.

BOX E

TAX DEFERRAL ELECTION FOR CANADIAN SHAREHOLDERS

❑	Check this box if the beneficial owner of the SRLC Shares represented by the certificate(s) listed on Page 3 (i) is an “Eligible Holder” (defined below), and (ii) would like to make the joint tax election with Sprott described in the section of the Circular entitled “Arrangement Resolution Matters—Certain Canadian Federal Income Tax Considerations—Holders Resident in Canada—Exchange of SRLC Shares under the Arrangement – With a Section 85 Election”, in respect of such Sprott Shares that are received as partial consideration for such SRLC Shares. Eligible Holders who check this box and submit this Letter of Transmittal should consult the tax instruction letter posted on Sprott’s website (http://www.sprottinc.com/), which provides instructions on how to complete the forms that must be completed and sent by the Eligible Holder in accordance with the procedures set out in the tax instruction letter no later than 90 days after the Effective Date.

The joint tax election can only be made by a beneficial owner of SRLC Shares who is an Eligible Holder, and who receives Sprott Shares as partial consideration for such deposited SRLC Shares. No joint tax election will be made with any other persons. With the exception of execution of the election by Sprott, compliance with the requirements for a valid election will be the sole responsibility of the Eligible Holder making the election.

An “Eligible Holder” means a beneficial holder of SRLC Shares that is: (i) a resident of Canada for the purposes of the Income Tax Act (Canada) (the “Tax Act”) and not exempt from tax under Part I of the Tax Act; (ii) a partnership any member of which is a resident of Canada for the purposes of the Tax Act (other than a partnership all members of which are residents of Canada that are exempt from tax under Part I of the Tax Act); or (iii) a non-resident of Canada, or a partnership with one or more non-resident members, whose SRLC Shares are “taxable Canadian property” for purposes of the Tax Act.

Eligible Holders should consult their own advisors as to whether they should make this tax election and (if so) the procedure for doing so. It is the Eligible Holder’s responsibility to take the steps required to make a valid tax election.

❑	Eligible Holders who check the box above and who would like to make a similar election for Québec income tax purposes should also consult the tax instruction letter relating to such Québec tax election posted on Sprott’s website (http://www.sprottinc.com/).

BOX F – SIGNATURE GUARANTEE

Signature guaranteed by

(if required under Instruction 3):

Authorized Signature

Name of Guarantor (please print or type)

Address (please print or type)

Area Code and Telephone Number

BOX G – SIGNATURE Dated: (Signature of Shareholder or authorized representative) (Signature of any joint holder) (Name of Shareholder) (Name of Authorized representative)

BOX H

STATUS AS U.S. SHAREHOLDER

TO BE COMPLETED BY ALL HOLDERS BY SELECTING ONE BOX BELOW

(See Instruction 9)

Indicate whether or not you are a U.S. Shareholder or are acting on behalf of a U.S. Shareholder.

❑	The person signing this Letter of Transmittal represents that he/she/it is not a U.S. Shareholder and is not acting on behalf of a U.S. Shareholder.

❑	The person signing this Letter of Transmittal is a U.S. Shareholder or is acting on behalf of a U.S. Shareholder.

A “U.S. Shareholder” is any holder of SRLC Shares that is either (a) providing an address in Box A that is located within the United States or any territory or possession thereof or (b) that is a U.S. Person for United States federal income tax purposes.

If you are a U.S. Shareholder or acting on behalf of a U.S. Shareholder, then in order to avoid U.S. backup withholding, you must generally complete the Substitute Form W-9 included below or otherwise provide certification that you are exempt from backup withholding, as provided in Instruction 9, “Important Tax Information For U.S. Shareholders”.

If you are a U.S. Shareholder, you must also complete the accompanying Substitute Form W-9.

SUBSTITUTE FORM W-9 TO BE COMPLETED BY U.S. SHAREHOLDERS ONLY
PART I – Taxpayer Identification Number
For all accounts, enter your taxpayer identification number. Certify by signing and dating below.

Name:	Business name/disregarded entity name (if different from name of “Name” line):

Please check appropriate box:

☐ Individual/Sole Proprietor

☐ C Corporation

☐ S Corporation

☐ Partnership

☐ Trust/Estate

☐ Limited Liability Company. Enter the tax classification (C = corporation, S = S corporation, P = partnership):

☐ Other

Address:	City, State, Zip Code:

Social Security Number OR:	Employer Identification Number:

PART II – For Shareholders exempt from backup withholding

☐ Exempt payee

PART III – Certification—Under penalties of perjury, I certify that:

1.	The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me);

2.	I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3.	I am a U.S. Person (including a U.S. resident alien).

Certification Instructions – You must cross out (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).

Signature:                                                                                              Date:

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU

WROTE “APPLIED FOR” IN PART I OF THIS SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding the information I provided in Part III of the Substitute Form W-9 (and the fact that I have completed this Certificate of Awaiting Taxpayer Identification Number), all payments made to me before I provide a properly certified taxpayer identification number will be subject to the applicable percentage of backup withholding.

Signature:                                                                                              Date:

INSTRUCTIONS

1.	Use of Letter of Transmittal

(a)	Registered Shareholders should read the accompanying Circular prior to completing this Letter of Transmittal.

(b)	This Letter of Transmittal duly completed and signed (or an originally signed facsimile copy thereof) together with accompanying certificates representing the SRLC Shares and all other required documents must be sent or delivered to the Depositary at the address set out on the back of this Letter of Transmittal.

(c)	The method used to deliver this Letter of Transmittal and any accompanying certificates representing SRLC Shares and all other required documents is at the option and risk of the Registered Shareholder, and delivery will be deemed effective only when such documents are actually received by the Depositary. SRLC recommends that the necessary documentation be hand delivered to the Depositary at the address set out on the back of this Letter of Transmittal, and a receipt obtained; otherwise the use of registered mail with return receipt requested, properly insured, is recommended. Shareholders whose SRLC Shares are registered in the name of a broker, investment dealer, bank, trust company or other nominee should contact that nominee for assistance in depositing those SRLC Shares. Delivery to an address other than to the specified address does not constitute delivery for this purpose.

(d)	SRLC reserves the right if it so elects in its absolute discretion to instruct the Depositary to waive any defect or irregularity contained in any Letter of Transmittal received by it.

2.	Signatures

This Letter of Transmittal must be completed and signed by the holder of SRLC Shares or by such holder’s duly authorized representative (in accordance with paragraph 4 below of these Instructions).

(a)	If this Letter of Transmittal is signed by the registered owner(s) of the accompanying certificate(s), such signature(s) on this Letter of Transmittal must correspond with the name(s) as registered or as written on the face of such certificate(s) without any change whatsoever, and the certificate(s) need not be endorsed. If such deposited certificate(s) are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(b)	If this Letter of Transmittal is completed in respect of SRLC Shares deposited for the account of an Eligible Institution (defined below), the signature is not required to be guaranteed.

(c)	If this Letter of Transmittal is signed by a person other than the registered owner(s) of the accompanying certificate(s) or certificate(s) representing SRLC Shares are to be issued to a person other than the registered owner(s):

(i)	such deposited certificate(s) must be endorsed or be accompanied by an appropriate share transfer power of attorney duly and properly completed by the registered owner(s); and

(ii)	the signature(s) on such endorsement or share transfer power of attorney must correspond exactly to the name(s) of the registered owner(s) as registered or as appearing on the certificate(s) and must be guaranteed as noted in paragraph 3 below of these Instructions.

3.	Guarantee of Signatures

If this Letter of Transmittal is signed by a person other than the registered owner(s) of the SRLC Shares or if the Consideration is to be issued in a name other than the registered owner(s), such signature must be guaranteed by an Eligible Institution (see below), or in some other manner satisfactory to the Depositary (except that no guarantee is required if the signature is that of an Eligible Institution).

An “Eligible Institution” means a Canadian Schedule I chartered bank, a member of the Securities Transfer Association Medallion Program (STAMP), a member of the Stock Exchange Medallion Program (SEMP) or a member of the New York Stock Exchange, Inc. Medallion Signature Program (MSP). Members of these programs are usually members of a recognized stock exchange in Canada or the United States, members of the Investment Industry Regulatory Organization of Canada, members of the Financial Industry Regulatory Authority or banks and trust companies in the United States.

4.	Fiduciaries, Representatives and Authorizations

Where this Letter of Transmittal is executed by a person as an executor, administrator, trustee or guardian, or on behalf of a corporation, partnership or association or is executed by any other person acting in a representative capacity, this Letter of Transmittal must be accompanied by satisfactory evidence of the authority to act. SRLC or the Depositary, at their discretion, may require additional evidence of authority or additional documentation.

5.	Delivery Instructions

All certificate(s) and cheques to be issued in exchange for the Deposited SRLC Shares will be issued in the name of the person indicated in Box A and delivered to the address indicated in Box A (unless another name and/or address has been provided in Box B). If any certificate(s) and cheques are to be held for pick-up at the offices of the Depositary, complete Box C. If neither Box A nor Box B is completed, any new certificate(s) issued in exchange for the Deposited SRLC Shares will be issued in the name of the registered holder of the Deposited SRLC Shares and, unless Box C is completed, will be mailed to the address of the registered holder of the Deposited SRLC Shares as it appears on the register of SRLC. Any certificate(s) and cheques mailed in accordance with this Letter of Transmittal will be deemed to be delivered at the time of mailing.

6.	Lost Certificates

If a certificate representing SRLC Shares has been lost or destroyed, this Letter of Transmittal should be completed as fully as possible and forwarded, together with a letter describing the loss, to the Depositary. The Depositary and/or the Transfer Agent for the SRLC Shares will respond with replacement requirements (which may include bonding requirement) for payment of the Consideration in accordance with the Arrangement.

7.	Return of Certificates

If the Arrangement does not proceed for any reason, any certificate(s) for SRLC Shares received by the Depositary will be returned to you forthwith in accordance with the delivery instructions given pursuant to Box A, Box B or Box C, as applicable, or failing such address being specified, to the undersigned at the last address of the undersigned as it appears on the securities register of SRLC.

8.	Miscellaneous

(a)	If the space on this Letter of Transmittal is insufficient to list all certificates for SRLC Shares, additional certificate numbers and number of SRLC Shares may be included on a separate signed list affixed to this Letter of Transmittal.

(b)	If SRLC Shares are registered in different forms (e.g., “John Doe” and “J. Doe”) a separate Letter of Transmittal should be signed for each different registration.

(c)	No alternative, conditional or contingent deposits of SRLC Shares will be accepted and no fractional Sprott Shares will be issued.

(d)	Additional copies of the Letter of Transmittal may be obtained from the Depositary at the address set out on the back of this Letter of Transmittal.

(e)	This Letter of Transmittal will be construed in accordance with and governed by the laws of the Province of Ontario and the laws of Canada applicable therein.

(f)	Before completing this Letter of Transmittal, you are urged to read the accompanying Circular and discuss any questions with financial, legal and/or tax advisors.

(g)	All payments in respect of the Cash Consideration will be made in Canadian dollars, unless the Registered Shareholder elects to receive payment in U.S. dollars as described under “Arrangement Resolution Matters—Procedure for Exchange of SRLC Shares — Registered Shareholders” in the Circular and indicates the same in Box D.

9.	Important Tax Information for U.S. Shareholders

To ensure compliance with Internal Revenue Service Circular 230, you are hereby notified that any discussion of tax matters set forth in this Letter of Transmittal was written in connection with the promotion or marketing of the transactions or matters addressed herein and was not intended or written to be used, and cannot be used by any person, for the purpose of avoiding tax-related penalties under federal, state, or local tax law. You should seek advice based on your particular circumstances from an independent tax advisor.

To prevent backup withholding on any payment of cash made to a U.S. Shareholder (or person acting on behalf of a U.S. Shareholder), you are required, if you are a U.S. Person (as defined below), (i) to notify the Depositary of your current U.S. taxpayer identification number, or TIN, (or the TIN of the person on whose behalf you are acting) by completing the Substitute Form W-9 as described more fully below, or (ii) to otherwise establish a basis for exemption from backup withholding. If you are a shareholder that is not a U.S. Person but provides a mailing address in the United States, you may be required to furnish an IRS Form W-8 to avoid backup withholding. You should speak to your tax advisor to obtain this form.

If backup withholding applies, the Depositary is required to withhold 28% of the amount of any payments of cash Consideration made pursuant to the Arrangement. Backup withholding is not an additional tax. Amounts withheld are creditable against the U.S. Shareholder’s regular United States federal income tax liability, and any amount overwithheld generally will be refundable to the U.S. Shareholder if the U. S. Shareholder properly files a United States federal income tax return.

Certain U. S. Shareholders are exempt from backup withholding. If you are an exempt U. S. Shareholder, you should furnish your TIN, check the “Exempt” box in Part II of the Substitute Form W-9, and sign, date and return the Substitute Form W-9 to the Depositary.

Each U.S. Shareholder is urged to consult his or her own tax advisor to determine whether such U.S. Shareholder is required to furnish Substitute Form W-9, is exempt from backup withholding and information reporting, or is required to furnish an IRS Form W-8.

You are a U.S. person (“U.S. Person”), if you are, for U.S. federal income tax purposes, (1) an individual citizen or a resident alien of the United States, (2) a partnership, corporation, company, or association created or organized in the United States or under the laws of the United States, or any state thereof (including the District of Columbia), (3) an estate whose income is subject to U.S. federal income tax regardless of its source, or (4) a trust if (a) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. Persons are authorized to control all substantial decisions of the trust or (b) the trust has a valid election in place under applicable U.S. Treasury Regulations to be treated as a U.S. person.

Each tendering U.S. Person that is not exempt from backup withholding is required to provide the Depositary with a correct TIN and with certain other information on Substitute Form W-9, which is attached above, and to certify that the TIN provided is correct (or that such U.S. Person is awaiting a TIN) and that the U.S. Person is not subject to backup withholding.

The TIN is generally the U.S. Person’s U.S. Social Security number or the U.S. federal employer identification number. The U.S. Person is required to furnish the TIN of the registered holder of the SRLC Shares. The enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” explain the proper certification to use if the SRLC Shares are registered in more than one name or are not registered in the name of the actual owner. The U.S. Shareholder may write “Applied For” on the Substitute Form W-9 if the tendering U.S. Person has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. If the U.S. Shareholder writes “Applied For” on the TIN line of the Substitute Form W-9 and the Depositary is not provided with a TIN by the time of payment, the Depositary will backup withhold a portion of such payments. Certain U.S. Persons are not subject to these backup withholding and reporting requirements. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

Failure to provide the required information on the Substitute Form W-9 may subject the tendering U.S. Person to a penalty imposed by the Internal Revenue Service and backup withholding at the rate of 28% on any payment of cash made pursuant to the Arrangement. More serious penalties may be imposed for providing false information which, if wilfully done, may result in fines and/or imprisonment.

Shareholders that are not U.S. Persons but provide a mailing address in the United States may be required to file an IRS Form W-8BEN or other appropriate IRS Form W-8. You should speak to your tax advisor to obtain this form. A failure to properly complete and furnish the appropriate IRS Form W-8 may result in backup withholding.

GUIDELINES FOR CERTIFICATION OF TAXPAYER

IDENTIFICATION

NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer — Social Security numbers (“SSNs”) have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers (“EINs”) have nine digits separated by only one hyphen: i.e., 00-0000000. All “section” references are to the Internal Revenue Code of 1986, as amended. “IRS” is the Internal Revenue Service.

Specific Instructions

Name. If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first and then circle the name of the person or entity whose number you enter in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and (if different from the name entered on the “Name” line) any business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Diregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Limited liability company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited Liability Company” box only and enter the appropriate code for the tax classification (“C” for C corporation, “S”

for S corporation, or “P” for partnership) in the space provided. If you are a single-member LLC (including a foreign LLC with a domestic owner) that is disregarded as an entity separate from its owner under Treasury Regulations section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC required to be identified on the “Name” line is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Other entities. Enter your business name as shown on required Federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name” line.

Note. You are requested to check the appropriate box for your status (individual/sole proprietor, corporation, etc.)

Exempt From Backup Withholding

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in Part II, sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

Exempt payees. Backup withholding is not required on any payments made to the following payees:

1.	An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2.	The United States or any of its agencies or instrumentalities,

3.	A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4.	A foreign government or any of its political subdivisions, agencies, or instrumentalities, and

5.	An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6.	A corporation,

7.	A foreign central bank of issue,

8.	A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9.	A futures commission merchant registered with the Commodity Futures Trading Commission,

10.	A real estate investment trust,

11.	An entity registered at all times during the tax year under the Investment Company Act of 1940,

12.	A common trust fund operated by a bank under section 584(a),

13.	A financial institution;

14.	A middleman known in the investment community as a nominee or custodian, or

15.	A trust exempt from tax under section 664 or described in section 4947.

Part I – Taxpayer Identification Number (TIN) Enter your TIN on the appropriate line.

If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it on the Social Security number line. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited liability company (LLC) above), enter the owner’s SSN or EIN (if the owner has one). If the direct owner of the entity is also a disregarded entity, enter the SSN or EIN of the first owner that is not disregarded for federal tax purposes. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note: See the chart on the next page for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form on-line at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You may get Forms W-7 and SS-4 from the IRS by calling 1-800-TAXFORM (1-800-829-3676) or from the IRS’s Internet Web Site at www.irs.gov.

If you do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note: Writing “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity, if any, that has a foreign owner must use the appropriate Form W-8.

Part III – Certification

To establish to the withholding agent that you are a U.S. Person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if items 1 and 4 below indicate otherwise.

For a joint account, only one person whose TIN is shown in Part I should sign (when required).

16.	Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

17.	Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during

1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

18.	Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

19.	Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to give your correct TIN to persons who must file information returns with the IRS to report interest, dividends, and certain other income paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA, or Archer MSA or HSA. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. The IRS may also provide this information to the Department of Justice for civil and criminal litigation, and to cities, states, and the District of Columbia to carry out their tax laws. The IRS may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal non tax criminal laws and to combat terrorism.

You must provide your TIN whether or not you are required to file a tax return. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to a payer. Certain penalties may also apply.

What Name and Number To Give the Requestor:

For this type of account:	Give name and SSN or EIN of:

20. Individual	The individual

21. Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)

22. Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)

23. a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1) The actual owner (1)

24. Sole proprietorship or disregarded entity owned by an individual	The owner (3)

25. Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor(4)

26. Disregarded entity not owned by an individual	The owner

27. A valid trust, estate, or pension rust	Legal entity (5)

28. Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation

29. Association, club, religious, charitable, educational, or other tax-exempt organization	The organization

30. Partnership or multi-member LLC classified as a partnership	The partnership

31. A broker or registered nominee	The broker or nominee

32. Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity

33. Grantor trust filing under the Form 1041 filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

34.	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.

35.	Circle the minor’s name and furnish the minor’s SSN.

36.	You must show your individual name, but you may also enter your business or “DBA” name on the “Business name/disregarded entity name” line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN.

37.	Note that the grantor must also provide a Form W-9 to the trustee of the trust.

38.	List first and circle the name of the legal trust, estate or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

Note: If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Penalties

39.	Penalty for Failure to Furnish Taxpayer Identification Number. If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to wilful neglect.
40.	Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

41.	Criminal Penalty for Falsifying Information. Falsifying certificates or affirmations may subject you to criminal penalties including fines and/or imprisonment.

The Depositary for the Arrangement is:

By Registered Mail, Mail, Hand or Courier

200 University Avenue

Suite 400

Toronto, Ontario

M5H 4H1

Attention: Corporate Actions

Inquiries

North American Toll Free: 1-866-393-4891

Telephone: 416-361-0152

Facsimile: 416-361-0470

E-Mail: corporateactions@equityfinancialtrust.com

Any questions and requests for assistance may be directed by Shareholders to the Depositary at the telephone number and locations set out above.